                                                                    EXHIBIT 21.1


                   SUBSIDIARIES OF DATA CRITICAL CORPORATION


      SUBSIDIARY LEGAL NAME             JURISDICTION OF INCORPORATION
---------------------------------  -----------------------------------------
     data critical.com, inc.                      Delaware